UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

GREEN DRAGON WOOD PRODUCTS, INC.

(Name of Registrant as Specified in Its Charter)

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GREEN DRAGON WOOD PRODUCTS, INC.

57a Nayland Street

Sumner, Christchurch 8081

New Zealand

To the Holders of Common Stock of Green Dragon Wood Products, Inc.:

This Information Statement is being circulated to inform the shareholders of action already approved by written consent of majority shareholders holding the voting rights equivalent to   % of the outstanding shares of our voting stock. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be effective until at least 20-calendar days after the mailing of this Information Statement to our shareholders. Therefore, this Information Statement is being sent to you for informational purposes only.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The actions to be effective 20-days after the mailing of this Information Statement are as follows:

1)	Corporate name change to Zeecol International, Inc., from Green Dragon Wood Products, Inc.; and

2)	A reverse stock split of the Company’s issued and outstanding common stock, in a ratio of not less than one-for-two (1:2), and not more than one-for-twelve (1:12), the specific ratio to be fixed within this range by the Board of Directors in its sole discretion, pursuant to which the number of authorized shares of Common Stock will remain 450,000,000 shares and par value will remain $0.001, following such reverse stock split; any fractional shares post-split will be rounded up to the next whole share.

Attached hereto for your review is an Information Statement relating to the above described action.

By Order of the Board of Directors,

/s/ William Mook

William Mook

Chief Executive Officer

, 2017

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

, 2017

GENERAL INFORMATION

This Information Statement has been filed with the U. S. Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Shareholders”) of the common stock (the “Common Stock”) and preferred stock (the “Preferred Stock”), each with par value $0.001 per share, of Green Dragon Wood Products, Inc., a Florida corporation (the “Company”), to notify such Shareholders of the following:

On                    , 2017, the Board of Directors of the Company approved by unanimous consent the following corporate actions:

1)	Corporate name change to Zeecol International, Inc., from Green Dragon Wood Products, Inc.; and

2)	A reverse stock split of the Company’s issued and outstanding common stock, in a ratio of not less than one-for-two (1:2), and not more than one-for-twelve (1:12), the specific ratio to be fixed within this range by the Board of Directors in its sole discretion, pursuant to which the number of authorized shares of Common Stock will remain 450,000,000 shares and the number of authorized preferred shares will remain 50,000,000 shares and the par value for both the Common Stock and Preferred Stock will remain $0.001, following such reverse stock split (the “Reverse Stock Split”); any fractional shares post-split will be rounded up to the next whole share.

On or about       , 2017, the Company received written consents in lieu of a meeting of Shareholders from shareholders, who together own voting shares representing approximately % of the 122,166,667 shares of the total issued and outstanding shares of voting stock of the Company (the “Majority Shareholders”) ratifying and approving the above actions, in accordance with Florida General Corporation Law. Accordingly, your consent is not required and is not being solicited in connection with the approval of the action.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors of the Company (the “Board”) believes that the shareholders of the Company will benefit from the corporate name change and it better reflects the company’s business focus and the Reverse Stock Split because it may attract potential investment from outside investors, which will create a more liquid public market for its common stock. No assurances can be given that such investors will be found.

Accordingly, it was the Board’s opinion that the transactions described above would better position the Company to attract potential business candidates. The Board and the Majority Shareholders approved the above actions on                  , 2017.

ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the Majority Shareholders.

ITEM 1

Corporate Name Change to Zeecol International, Inc.

GENERAL

The Board of Directors of the Company have adopted a resolution to change the name of the corporation from “Green Dragon Wood Products, Inc.” to “Zeecol International, Inc.” The holders of shares representing a majority of the Company’s outstanding voting stock have given their written consent to approve the Corporate Name Change. Under Florida corporation law and the Company’s bylaws, the consent of the holders of a majority of the voting power is effective as shareholders’ approval. We will file an Articles of Amendment to the Articles of Incorporation of the Company (the “Amendment”) in order to change the name of the Company, provided, however, that in accordance with the requirements of the Securities Exchange Act of 1934 and Regulation 14C promulgated thereunder, the name change Amendment will not be filed with the Secretary of State of Florida or become effective until at least twenty (20) calendar days after the mailing of this Information Statement.

PURPOSE AND EFFECT OF THE CORPORATE NAME CHANGE

The Corporate Name Change has been approved because the new name better represents the Company’s business focus. The Company is now in the business of converting waste to energy and feed after its reorganization with Zeecol Limited, a New Zealand corporation. For more information about the transaction, please see the current reports on Form 8-K, filed by the Company with the Securities and Exchange Commission on February 3, 2017 and February 9, 2017.

ITEM 2

Reverse Stock Split

DECREASE THE NUMBER OF ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK

GENERAL

The Board approved a resolution to effect a reverse stock split of the Company’s issued and outstanding common stock, in a ratio of not less than one-for-two (1:2), and not more than one-for-twelve (1:12), the specific ratio to be fixed within this range by the Board of Directors in its sole discretion. The holders of shares representing a majority of the Company’s outstanding voting stock have given their written consent to approve the Reverse Stock Split. To avoid the issuance of fractional shares of Common Stock, all fractional shares will be rounded up to the next whole share. Any shareholder who owns one or fewer shares will be rounded-up to one whole share. No fractional shares will be issued. The Reverse Stock Split is not applicable to our issued and outstanding Preferred Stock.

Concurrent with the Reverse Stock Split, the Company anticipates that it will amend the voting rights of the Series A Convertible Preferred Stock, so that the holders of Common Stock maintain voting control of the Company after the Reverse Stock Split is implemented.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL HAVE THE EFFECT OF SUBSTANTIALLY INCREASING THE NUMBER OF SHARES THE COMPANY WILL BE ABLE TO ISSUE TO NEW OR EXISTING SHAREHOLDERS BECAUSE THE NUMBER OF AUTHORIZED SHARES AND THE PAR VALUE PER SHARE OF COMMON STOCK WILL REMAIN THE SAME WHILE THE NUMBER OF SHARES ISSUED AND OUTSTANDING WILL BE REDUCED IN HALF.

Note: Although there will be an increase in the number of shares the Company will be able to issue because the number of authorized shares and par value will remain the same while the number of shares issued and outstanding will be reduced, at this time, we do not have any specific plans, agreements, arrangements or understanding with respect to the proposed increase of our authorized but unissued stock as a result of our planned reverse stock split.

PURPOSE AND MATERIAL EFFECTS OF THE REVERSE STOCK SPLIT

The Board of Directors believes that, among other reasons, the number of outstanding shares of our Common Stock have contributed to a lack of investor interest in the Company and has made it difficult to attract new investors and potential business candidates. The Board of Directors has proposed the Reverse Stock Split as one method to attract business opportunities in the Company.

When a company engages in a reverse stock split, it substitutes one share of stock for a predetermined amount of shares of stock. It does not increase the market capitalization of the company. An example of a reverse stock split is the following. A company has 10,000,000 shares of common stock outstanding. Assume the market price is $1.00 per share. Assume that the company declares a 2-for-1 reverse stock split. After the reverse stock split, that company will have 1/2 as many shares outstanding, or 5,000,000 shares outstanding. The stock will have a market price of $2.00. If an individual investor owned 10,000 shares of that company before the stock split at $1.00 per share, he will own 5,000 shares at $2.00 after the stock split. In either case, his stock will be worth $10,000. He is no better off before or after. Except that such company hopes that the higher stock price will make that company look better and thus the company will be a more attractive to potential investors. There is no assurance that that company’s stock will rise in price after a reverse stock split or that investors’ interest in the Company will result.

We believe that the Reverse Stock Split may improve the price level of our Common Stock and that the higher share price could help generate interest in the Company among investors and other business opportunities. However, the effect of the Reverse Stock Split upon the market price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of our Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the Reverse Stock Split. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

If the Reverse Stock Split successfully increases the per share price of our Common Stock, the Board of Directors further believes such increase may facilitate future financings by the Company. In addition, the resulting reduction in the number of issued and outstanding shares of Common Stock will provide the Company with additional authorized but unissued shares which could be utilized for future product acquisitions or to otherwise raise funds to help build the Company’s business objectives.

The Board of Directors of Green Dragon Wood Products, Inc. may authorize, without further shareholder approval, the issuance of such shares of Common Stock or Preferred Stock to such persons, for such consideration, and upon such terms as the Board of Directors determines. Such issuance could result in a significant dilution of the voting rights and the shareholders’ equity, of then existing shareholders.

Issuance of additional Common Stock may have the effect of deterring or thwarting persons seeking to take control of Green Dragon Wood Products, Inc. through a tender offer, proxy fight or otherwise or to bring about removal of incumbent management or a corporate transaction such as merger. For example, the issuance of Common Stock or Preferred Stock could be used to deter or prevent such a change of control through dilution of stock ownership of persons seeking to take control or by rendering a transaction proposed by such persons more difficult.

The Reverse Stock Split will affect all of our shareholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company or proportionate voting power, except to the extent that the Reverse Stock Split results in any of our shareholders owning a fractional share. All shareholders holding a fractional share shall be issued an additional share. The principal effect of the Reverse Stock Split will be that the number of shares of Common shares issued and outstanding common shares will be reduced from 120,166,667 shares as of February  , 2017 to approximately 60,083,334 shares if a 1:2 ratio is implemented or approximately 10,013,889 shares if a 1:12 ratio is implemented. The number of authorized shares and the par value of Common Stock and Preferred Stock will not be affected. The following chart depicts the capitalization structure of the Company, both, pre- and post-split (the post-split issued shares may differ slightly based on the number of fractional shares):

Common Stock

Pre-Reverse Stock Split	Common
Authorized Common Shares	Issued Shares	Authorized but Unissued
450,000,000	120,166,667	329,833,333

Authorized Common	Post-Reverse Common Stock
Shares	Split Issued Shares (Assuming 1:2 reverse split)	Authorized but Unissued (Assuming 1:2 reverse split)
450,000,000	60,083,334	389,916,666

Authorized Common	Post-Reverse Common Stock
Shares	Split Issued Shares (Assuming 1:12 reverse split)	Authorized but Unissued (Assuming 1:12 reverse split)
450,000,000	10,013,889	439,986,111

Preferred Stock

Pre-Reverse Stock Split	Preferred Share
Authorized Preferred Shares	Issued	Authorized but Unissued
50,000,000	2,000,000	48,000,000

Post-Reverse Stock Split	Post-Reverse Preferred Stock
Authorized Preferred Shares	Split Issued Shares	Authorized but Unissued
50,000,000	2,000,000	48,000,000

The Reverse Stock Split will not affect the par value of our Common or Preferred Stock. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to our Common Stock will be reduced to less than the present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding.

The Reverse Stock Split will not change the proportionate equity interests of our shareholders, nor will the respective voting rights and other rights of shareholders be altered, except for possible immaterial changes, due to rounding-up any fractional shares. The Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Shareholders should recognize that they will own a fewer number of shares than they presently own. While we expect that the Reverse Stock Split will result in an increase in the potential market price of our Common Stock, there can be no assurance that the Reverse Stock Split will increase the potential market price of our Common Stock by a multiple equal to the exchange number or result in the permanent increase in any potential market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a Reverse Stock Split. Furthermore, the possibility exists that potential liquidity in the market price of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split. In addition, the Reverse Stock Split may increase the number of shareholders of the Company who own odd lots (less than 100 shares). Shareholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the Reverse Stock Split will achieve the desired results that have been outlined above.

As discussed above, the reason the Reverse Stock Split is being proposed is to increase the amount of shares the Company is able to issue in order to attract potential investors and conduct a financing. This proposal is not the result of management’s knowledge of an effort to accumulate the issuer’s securities or to obtain control of the issuer by means of a merger, tender offer, solicitation or otherwise.

Neither the Company’s Articles nor its By-laws presently contain any provisions having anti-takeover effects and this proposal is not a plan by management to adopt a series of amendments to the Company’s charter or by-laws to institute an anti-takeover provision. The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

The advantage of the Reverse Stock Split will be to permit the Company to pursue financing from investors and issue shares of Common Stock in exchange for the financing. This is the main purpose for the Reverse Stock Split and if the Reverse Stock Split is not completed, the Company would not be able to issue additional shares sufficient to complete a financing. The main disadvantage to the Reverse Stock Split is that it may have an anti-takeover effect and discourage any potential mergers or tender offers.

As discussed above, the Reverse Stock Split was the subject of a vote of approval by the Board of Directors and Majority Shareholders approving the Reverse Stock Split.

DISSENTER’S RIGHTS OF APPRAISAL

Under Florida General Corporation Law, dissenting shareholders are not entitled to appraisal rights with respect to this Reverse Stock Split, and we will not independently provide the shareholders with any such right.

PROCEDURE FOR EXCHANGE OF STOCK CERTIFICATES

The Company anticipates that the Reverse Stock Split will become effective on or prior to May 31, 2017, which date we will refer to as the “effective date.” Beginning on the effective date, each certificate representing pre-Reverse Stock Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares.

Our transfer agent, Action Stock Transfer, 2469 E. Fort Union Blvd, Suite 214, Salt Lake City, UT 84121 , Telephone: (801) 274-1088, will act as exchange agent for purposes of implementing the exchange of stock certificates. We refer to such person as the “exchange agent.” Holders of pre-Reverse Stock Split shares are asked to surrender to the exchange agent certificates representing pre-Reverse Stock Split shares in exchange for certificates representing post-Reverse Stock Split shares. No new certificates will be issued to a shareholder until that shareholder has surrendered the shareholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal.

FRACTIONAL SHARES

We will not issue fractional certificates for post-Reverse Stock Split shares in connection with the Reverse Stock Split. To the extent any holders of pre-Reverse Stock Split shares are entitled to fractional shares as a result of the Reverse Stock Split, the Company will issue an additional share to all holders of fractional shares.

SUMMARY OF REVERSE STOCK SPLIT

Below is a brief summary of the Reverse Stock Split:

•	The issued and outstanding Common Stock shall be reduced based on one post-split share for every shares outstanding. If a shareholder holds shares or less in the Company, following the reverse stock split, the shareholder will own one share. The consolidation shall not affect any rights, privileges or obligations with respect to the shares of the Common Stock existing prior to the consolidation.

•	Shareholders of record of the Common Stock as of , 2017 shall have their total shares reduced on the basis of one post-Reverse Stock Split share of Common Stock for every pre-Reverse Stock Split shares outstanding. Any shareholder who owns one or fewer shares will be rounded-up to one whole share. No fractional shares will be issued.

•	As a result of the reduction of the Common Stock, the pre-Reverse Stock Split total of issued and outstanding shares of 120,166,667 shares shall be consolidated to a total of approximately issued and outstanding shares (depending on the number of fractional shares).

•	The Company’s authorized number of Common Stock shall remain at 450,000,000 shares of and the number of authorized Preferred Stock shall remain at 50,000,000 shares.

•	The par value of the Company’s Common Stock and Preferred Stock will remain $0.001 per share.

This action has been approved by the Board and the Majority Shareholders, who represent approximately    % of the total issued and outstanding shares of voting stock of the Company.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on         , 2017, as the record date (the “Record Date”) for the determination of Shareholders who are entitled to receive this Information Statement.

Each share of our Common Stock entitles its holder to one vote on each matter submitted to the shareholders. However, because the shareholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by resolution; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the forgoing action will not become effective until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about         , 2017 to all shareholders of record as of the Record Date.

OUTSTANDING VOTING SECURITIES

On              , 2017, the Board of Directors approved the corporate name change and Reverse Stock Split.

On or about              , 2017, the Company received written consents in lieu of a meeting of shareholders from      shareholders, who together own      voting shares representing approximately    % of the 122,166,667 shares of the total issued and outstanding shares of voting stock of the Company, ratifying and approving the corporate name change and Reverse Stock Split.

Since the action has been approved by the Majority Shareholders, no proxies are being solicited with this Information Statement.

Florida Statues Section 607.0704 provides that any action to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote if the action is taken by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted. In order to be effective the action must be evidenced by one or more written consents describing the action taken, dated and signed by approving shareholders having the requisite number of votes of each voting group entitled to vote thereon, and delivered to the corporation by delivery to its principal office in this state, its principal place of business, the corporate secretary, or another officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded.

SECURITY OWNERSHIP OF BENEFICIAL OWNERSHIP AND MANAGEMENT

The following table sets forth information as of the date hereof with respect to the beneficial ownership of the outstanding shares our Common Stock by (i) any person or group owning more than 5% of any class of voting securities, (ii) each director, (iii) our Chief Executive Officer and (iv) all executive officers and directors as a group:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class (1)
Directors and Executive Officers
Common Stock	Coeus Limited (2) c/- Nexia Christchurch Limited- Russley 30 Sir William Pickering Drive Burnside, Christchurch, 8053 New Zealand	114,230,434	95.1%

Common Stock	Mei Ling Law Unit 312, 3rd Floor, New East Ocean Centre, 9 Science Museum Road, Kowloon, Hong Kong	30,000	*

Series A Preferred Stock (3)	Kwok Leung Lee Unit 312, 3rd Floor, New East Ocean Centre, 9 Science Museum Road, Kowloon, Hong Kong	2,000,000	100%

All Directors and Executive Officers as a group (2 persons)
Common Stock		114,250,434	95.1%
Series A Preferred Stock		2,000,000	100%

*Less than 1%

(1)	Information with respect to beneficial ownership is based upon information furnished by each shareholder or contained in filings made with the Securities and Exchange Commission. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In determining the percent of Common Stock owned by a person or entity on February , 2017, (a) the numerator is the number of shares of the class beneficially owned by such person and includes shares which the beneficial owner may acquire within 60 days upon conversion or exercise of a derivative security, and (b) the denominator is the sum of (i) the shares of that class outstanding on February , 2017 and (ii) the total number of shares that the beneficial owner may acquire upon conversion or exercise of a derivative security within such 60 day period. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of the shares.

(2)	William Mook, our Chief Executive Officer and Director, has voting and investment control over the shares held by Coeus Limited, and may exercise voting and dispositive power with respect to such shares, and therefore Mr. Mook may be deemed the beneficial owner of such shares.

(3)

Each share of Series A Preferred Stock is entitled to 50 votes for each share. Each share of Series A Preferred Stock shall exist until August 7, 2017 (the “Expiration Date”), unless extended in certain circumstances as set forth within the Articles of Amendment. On or prior to the Expiration Date, the Company has the option to cause Mr. Lee (the “Holder”) to redeem all of the 2,000,000 shares of Series A Preferred Stock held by the Holder to the Company in exchange for the business (including all of the assets and the liabilities) of the Company that existed just prior to February 2, 2017, (the “Existing Green Dragon Business”) (the “Mandatory Redemption”). Additionally, on or prior to the Expiration Date, the Holder may redeem his shares of Series A Preferred Stock by redeeming all of his shares of Series A Preferred Stock to the Company in exchange for the Existing Green Dragon Business (the “Holder Optional Redemption”), or prior to the Expiration Date, the Holder has the option to convert all of the shares of Series A Preferred Stock he owns into a number of shares of Common Stock to be mutually agreed upon by and between the Holder and the Corporation at the time of conversion; provided, however, that the Holder shall be entitled to receive at least a minimum of $500,000 worth of shares of Common Stock, based on the fair market value of such Common Stock on the date of conversion.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Annual Report on Form 10-K for the year ended March 31, 2016.

2.	Periodic Reports on Form 10-Q for the quarters ended June 30, 2016, September 30, 2016 and December 31, 2016.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to shareholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at: Chief Executive Officer, 57a Nayland Street, Sumner, Christchurch 8081, New Zealand.

If multiple shareholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each shareholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

By Order of the Board of Directors

/s/ William Mook

William Mook

Chief Executive Officer